UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

Vermillion, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34810	33-0595156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of Principal Executive Offices) (Zip Code)

(512) 519-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Vermillion, Inc., a Delaware corporation, and its wholly-owned subsidiary, ASPiRA LABS, Inc., a Delaware corporation, entered into an Amendment No. 2 to Testing and Services Agreement (the “Amendment”) with Quest Diagnostics Incorporated, a Delaware corporation, effective March 11, 2017. The Amendment, executed as of March 7, 2017, amends that certain Testing and Services Agreement, dated as of March 11, 2015, as amended by that certain Amendment No. 1 to Testing and Services Agreement, dated as of April 10, 2015 (as so amended, the “TSA”). The primary purpose of the Amendment was to extend the initial term of the TSA from March 11, 2017 to March 11, 2018.

The foregoing information is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1Amendment No. 2 to Testing and Services Agreement, executed as of March 7, 2017 and effective as of March 11, 2017, by and among Vermillion, Inc., ASPiRA LABS, Inc. and Quest Diagnostics Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: March 13, 2017	By:	/s/ Eric J. Schoen
Eric J. Schoen
Senior Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

No.Document

10.1Amendment No. 2 to Testing and Services Agreement, executed as of March 7, 2017 and effective as of March 11, 2017, by and among Vermillion, Inc., ASPiRA LABS, Inc. and Quest Diagnostics Incorporated.